Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive
Chicago, Illinois 60606
United States of America

T: +1 312 782 0600
F: +1 312 701 7711
mayerbrown.com

March 5, 2025

Carvana Receivables Depositor LLC

300 E. Rio Salado Parkway, Bldg. 1

Tempe, AZ 85281

Re:	Carvana Receivables Depositor LLC

Registration Statement on Form SF-3

(Registration No. 333-[_______])

Ladies and Gentlemen:

We have acted as special counsel to Carvana Receivables Depositor LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, a “Trust”) to be formed by the Company pursuant to a trust agreement (each, a “Trust Agreement”) between the Company and a trustee. For each series, the Notes will be issued pursuant to an indenture (the “Indenture”) between the related Trust, a grantor trust, if applicable, and a financial institution acting as indenture trustee (the “Indenture Trustee”).

In that regard, we are generally familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement, the form of Amended and Restated Grantor Trust Agreement, the form of Receivables Purchase Agreement, the form of Receivables Transfer Agreement, the form of Receivables Contribution Agreement, the form of Interest Rate [Swap] [Cap] Agreement, the form of Servicing Agreement, the form of Backup Servicing Agreement, the form of Collateral Custodian Agreement, the form of Administration Agreement and the form of Asset Representations Review Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership which operates in temporary association with Hong Kong partnership Johnson Stokes & Master) and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown llp

March 5, 2025

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the related Trust, authenticated by the related Indenture Trustee, and sold by (or at the direction of) the Company, and (c) payment of the agreed consideration for such Notes shall have been received by the related Trust all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the related Trust and will be legally issued and binding obligations of the related Trust and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and the Delaware Limited Liability Company Act and the Delaware Statutory Trust Act. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Mayer Brown llp

March 5, 2025

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Sincerely,

/s/ Mayer Brown LLP

Mayer Brown LLP